 UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2010

ON ASSIGNMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26551 West Agoura Road
 Calabasas, CA 91302
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (818) 878-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2010, On Assignment, Inc. (the “Company”) entered into a lease agreement with Calabasas BDC, Inc. with respect to the relocation of its corporate headquarters to 26745 Malibu Hills Road Calabasas, California 91302.  The lease term commences on April 1, 2011 and shall continue for 128 months, with two five-year renewal options.  Subject to the terms and conditions of the lease agreement, the Company has an option to terminate the lease after the 60th calendar month of the initial lease term.  The total leased premises equal approximately 37,172 square feet.

For the first twelve months of the initial lease term, the monthly base rent is $53,155.96 with an annual escalation of two and one half percent (2.5%) in each of years two through five thereafter, followed by an annual escalation of three percent (3%) for the remaining initial lease term.  Under the lease agreement, monthly base rent equal to fourteen months is abated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON ASSIGNMENT, INC.
Date: August 24, 2010	By:	/s/ Jim L. Brill
Sr. Vice President of Finance and
Chief Financial Officer